UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza, 3rd Floor, Pearl River, NY	10965
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Acorda Therapeutics, Inc. (the “Company”) convened its Special Meeting of Stockholders on November 4, 2022 (the “Special Meeting”). The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on September 22, 2022 and the supplement to the proxy statement filed by the Company on October 7, 2022 (together, the “Proxy Statement”).

Of the 24,338,410 shares if the Company’s common stock outstanding as of September 9, 2022 (the “Record Date”), 17,489,937 shares, or 71.9% were represented in person or by proxy, which total constituted a quorum of the issued and outstanding shares as of the Record Date.

The final voting results for Proposal Three, as described in the Proxy Statement, are set forth below. In accordance with the authority granted pursuant to Proposal Three, the Special Meeting was adjourned in order to allow additional time for stockholders to vote on Proposal Two, to authorize the Company’s board of directors to approve an amendment and restatement to the Company’s certificate of incorporation to effect at a reverse stock split at a ratio of any whole number in the range of 1-for-2 to 1-for-20 within one year following the Special Meeting. The adjourned Special Meeting will be reconvened at 9:00 a.m., Eastern Time, on November 11, 2022 at the Company’s principal executive office located at Two Blue Hill Plaza, 3rd Floor, Pearl River, New York 10965. The sole matter of business before the reconvened Special Meeting will be for stockholders to vote on Proposal Two, as described in the Proxy Statement. Stockholders have thus far strongly supported Proposal Two. At the time the Special Meeting was convened on November 4, 2022, over 49% of the outstanding shares had been voted FOR the proposal, over twice as many shares than against the proposal. However, the favorable votes were slightly less than the absolute majority of all outstanding shares on the record date for the Special Meeting needed for approval and thus the vote on this Proposal will take place at the reconvened meeting on November 11, 2022.

Proposal Three: Adjournment Proposal

The Company’s stockholders approved Proposal Three to allow for one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal Two at the time of the Special Meeting, or in the absence of a quorum, by the following vote:

Votes For	Votes Against	Abstentions
12,091,906	5,221,530	176,501

Item 8.01	Other Events

On November 4, 2022, the Company issued a press release announcing the adjournment of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

November 4, 2022	By:	/s/ Michael Gesser
	Name:	Michael Gesser
	Title:	Chief Financial Officer and Treasurer